Exhibit 3.5

VEDTEKTER

FOR

CGG MARINE RESOURCES NORGE AS

(Vedtatt i ekstraordiner generalforsamling 2. juli 2010)

§ 1. Selskapets firma

Selskapets navn er CGG Marine Resources Norge AS

§ 2. Forretningskontor

Selskapets forretningskontor er i Bærum kommune.

§ 3. Selskapets virksomhet.

Investeringsvirksomhet i industri og shipping herunder seismikk skip og alt som står i forbindelse med dette samt eie av aksjer og andeler i selskap som driver tilsvarende eller beslektet virksomhet.

§ 4. Selskapets aksjekapital

Selskapets aksjekapital er NOK 527 411 335,-, fordelt på 100 aksjer hver pålydende NOK 5 274 113,35.

§ 5. Selskapets styre

Selskapets styre skal bestå av 4 til 6 medlemmer.

§ 6. Registrering i Verdipapirsentralen

Selskapets aksjer skal ikke registreres i Verdipapirsentralen.

§ 7. Signatur

Selskapets firma tegnes av styrets leder.

§ 8. Generalforsamling

Selskapets generalforsamling kan avholdes i Oslo kommune.

På den ordinære generalforsamlingen skal følgende saker behandles og avgjøres:

1. Godkjennelse av årsregnskapet og årsberetningen, herunder utdeling av utbytte.

2. Andre saker som etter aksjeloven hører inn under generalforsamlingen.

Office translation

ARTICLES OF ASSOCIATION

FOR

CGG MARINE RESOURCES NORGE AS

(Resolved in extraordinary General Meeting 2 July 2010)

§ 1. The company name

The Company name is CGG Marine Resources Norge AS

§2. Business office

The company’s business office shall be in Bærum, Norway

§3. The company’s objectives

Investments in industy and shipping including seismic vessels and anything in relation to this, and to own shares and parts of companies that run such or related activities.

§4. The company’s share capital

The company’s share capital is NOK 527 411 335,-, dispersed on 100 shares each with a nominal value of NOK 5 274 113,35.

§5. The company’s Board of Directors

The Board of Directors shall have 4 to 6 members.

§ 6. Registration in the Norwegian Registry of Securities

The company’s shares shall not be registered in the Norwegian Registry of Securities

§7. Signature

Signature on behalf of the company is executed by the Chairman of the Board of Dicectors

§ 8. The General Meeting

The General Meeting may be summoned in the City of Oslo.

The Annual General Meeting will address and decide upon the following questions:

1. Approval of the annual accounts and annual report, including distribution of dividend.

2. Other matters that according to the Limited Liability Company Act need to be resolved by the Annual General Meeting.

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